UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2011

KULICKE AND SOFFA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Serangoon North, Avenue 5, #03-16, Singapore		554910
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2011, Kulicke and Soffa Industries, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Shay Torton, Senior Vice President, Global Operations, providing that Mr. Torton’s position would be moved to Singapore effective April 1, 2011, in connection with the relocation of the Company’s headquarters.  The Letter Agreement also provides that although Mr. Torton’s duties as Senior Vice President, Global Operations will terminate effective April 1, 2011, he will remain with the Company as a Senior Vice President until June 30, 2011 to complete the transfer of wedge bonder manufacturing from Irvine, California to Malaysia and Singapore and to transition his duties to his replacement in Singapore.

The Letter Agreement further provides that Mr. Torton will receive severance and benefits in accordance with the Company’s Officer Severance Pay Plan, and if Mr. Torton opts to relocate back to Israel within fourteen months after June 30, 2011, the Company will reimburse Mr. Torton for certain relocation expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 16, 2011

KULICKE AND SOFFA INDUSTRIES, INC.

By:	/s/ David J. Anderson
Name:	David J. Anderson
Title:	Vice President and General Counsel